UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2007

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



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      Nevada                        000-49735                  87-0642947
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  (State or other            (Commission File Number)         (IRS Employer
  jurisdiction of                                           Identification No.)
  incorporation)


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                               570 Del Rey Avenue
                               Sunnyvale, CA 94085
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 636-1020

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240. 14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))


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Item 5.02         Departure of Directors or Certain Officers; Election of
                  Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         On November 19, 2007, Intraop Medical Corporation, or IntraOp, entered into an employment agreement with John Powers, IntraOp's Chief Executive Officer. A copy of the employment agreement is attached hereto as an exhibit. Pursuant to the employment agreement, Mr. Power will be an "at will" employee of IntraOp and will receive a base salary of $185,000 per year, incentive bonus compensation of up to 100% of base salary upon attainment of goals agreed to by Mr. Powers and our Board of Directors, an annual salary increase of not less than 5% or the percent change in the CPI, a stock option exercisable for 18,330,000 shares of IntraOp common stock, six months severance for termination without cause, four weeks paid vacation, other standard benefits offered to our executive officers and a signing bonus of $64,000, as described in the employment agreement attached hereto.



Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number
------

10.44             Employment Agreement between the Registrant and John Powers.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     INTRAOP MEDICAL CORPORATION



Date: November 23, 2007                              By: /s/ Howard Solovei
                                                         -----------------------
                                                         Howard Solovei
                                                         Chief Financial Officer